Exhibit 99.1

Datastream Systems, Inc. Files for a Form 10-Q Filing Extension

Greenville, S.C. – November 10, 2004 – Datastream Systems, Inc. (Nasdaq: DSTM) announced today that it has filed for an automatic 5-day extension with the U.S. Securities and Exchange Commission (the “Commission”) for the filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2004. The Company expects to file its Form 10-Q by November 15, 2004, the extension deadline available under Rule 12b-25 of the Commission.

Although the Company has been working diligently to complete all of the required information for its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, the Form 10-Q could not be completed on or before the November 9, 2004 deadline. The delay is due to a review of the Company’s Chinese operations, which year-to-date constitute less than one percent of the Company’s revenues. As previously disclosed, the Company has been contacted by Chinese government officials concerning potential tax liabilities, and a former employee made certain allegations in an administrative filing regarding potential tax, revenue recognition and other issues principally related to the Company’s Chinese operations. The tax matters have been resolved and the related liabilities and expenses were included in the financial results released on October 27, 2004. The Company’s Audit Committee, with the assistance of an outside accounting firm and outside counsel, is currently investigating the other allegations made by the former employee. In addition, as a precautionary matter, the Company is reviewing its revenue recognition from all resellers, which in the aggregate the Company estimates to be less than 5% of global revenues year-to-date.

The Audit Committee and the advisors could not complete their work related to the allegations by the former employee and the Company’s auditors could not complete the review of the Company’s quarterly financial statements on or before the filing deadline of November 9, 2004.

About Datastream Systems, Inc.

Datastream Systems, Inc. (NASDAQ: DSTM) provides Asset Performance Management software and services to enterprises worldwide, including more than 65 percent of the Fortune 500. Datastream’s solutions combine world-class asset management functionality with advanced analytics to deliver a powerful platform for optimizing enterprise asset performance.

By using Datastream’s solutions, customers can maintain and manage capital assets – such as manufacturing equipment, vehicle fleets and buildings – and create analyses and forecasts so they can take action to improve future performance. Datastream’s flagship product, Datastream 7i™, delivers a complete Asset Performance Management infrastructure by combining an Internet, web services architecture with broad enterprise asset management functionality, integrated procurement, advanced analytics and multi-site capability.

Datastream was founded in 1986 and has customers in more than 140 countries. For more information, visit www.datastream.net.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: the results of the investigation of the Company’s Chinese operations and the results of the review by the Company of its transactions with resellers could vary from the financial results previously disclosed by the Company for the quarter ended September 30, 2004; the Company may not be able to file its Form 10-Q quarterly report by the extended deadline if the Audit Committee cannot complete its review and the auditors cannot complete their necessary reviews; depending on the outcome of the current investigation, the scope of the investigation may be expanded; increasing competition in the markets in which the Company competes; the stability of the Company’s strategic relationships with third party suppliers and technologies; the ability of the Company to: sell larger and more complex software solutions, successfully transition to the development of further Internet-based products, successfully manage its international operations, enhance its current products and develop new products and services that address technological and market developments; and other risk factors listed from time to time in Datastream’s SEC reports, including, but not limited to the “Risk Factors” contained in Datastream’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Datastream does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Datastream and Datastream 7i are marks of Datastream Systems, Inc. (“Datastream” or the “Company”). All other products or Company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

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